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                                  EXHIBIT 10.1

                             STOCKHOLDERS AGREEMENT

         Stockholders Agreement, dated as of April 25, 2001, by and among Herbert M. Pearlman ("HMP"), David S. Lawi ("DSL"), Helm Capital Group, Inc., a Delaware corporation ("Helm Capital;"), Helm Ventures, Inc., a Delaware corporation that is a wholly-owned subsidiary of Helm Capital and was formerly known as Helm Investment Company ("Helm Ventures;" collectively, Helm Capital and Helm Ventures are known as "Helm") and Coast Capital Partners LLC, a New Jersey limited liability company ("Coast Capital;" collectively, HMP, DSL, Helm and Coast Capital are referred to as the "Stockholders"), and InterSystems, Inc., a Delaware corporation (the "Corporation").

                                    RECITALS

         WHEREAS, pursuant to a Note Purchase Agreement between Coast Capital and the Corporation, being entered into simultaneously herewith (the "Note Purchase Agreement"), Coast Capital has agreed to invest in the Corporation;

         WHEREAS, HMP, DSL and Helm are currently stockholders of the Corporation and, as a result of such holdings, will benefit from Coast Capital's investment in the Corporation;

         WHEREAS, Coast Capital would not enter into the Note Purchase Agreement and consummate the transactions contemplated thereby, unless this Stockholders Agreement is duly executed and delivered by the Stockholders;

         WHEREAS, in order to induce Coast Capital to enter into the Note Purchase Agreement and to consummate the transactions contemplated thereby, and thereby to reap the benefits therefrom through their shareholdings in the Corporation, HMP, DSL and Helm desire to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Election of Directors. HMP and DSL hereby resign as directors of the Corporation, and of any of the Corporation's subsidiaries, effective as of the date hereof. HMP, DSL and Helm shall, and shall cause their "Affiliates" (as such term is defined in Section 5(a)(i)) to, (i) vote all of their shares of capital stock of the Corporation and otherwise use their best efforts to cause the Board of Directors of the Corporation (the "Board") to consist of such directors as shall have been nominated by Coast Capital therefor; (ii) upon the death, resignation or removal of a director nominated by Coast Capital, promptly elect or cause to be elected to the Board a nominee of Coast Capital, except that no Stockholder shall be required to elect or cause the election to the Board any person who was previously removed from the Board for cause, and (iii) remove, with or without cause, at the request
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of Coast Capital, any director that was nominated by it. As soon as reasonably practicable following the execution and delivery of this Agreement, and in any event no later than September 15, 2001, the Stockholders shall take all such actions as may be necessary or appropriate in order to cause a meeting of stockholders of the Corporation to be duly called for the purpose of electing directors to the Board, and to vote their shares of capital stock so that immediately following the election, the majority of the directors comprising the Board shall be nominees of Coast Capital.

         2.  Transfer of Shares.

         (a) Except as otherwise provided in this Agreement, no Stockholder, other than Coast Capital, may transfer any interest in or create any lien on any "Corporation Securities" (as hereinafter defined), voluntarily or involuntarily by operation of law or otherwise, except to the Corporation or another Stockholder; provided, however, that HMP and DSL may transfer Corporation Securities to members of their "Immediate Family" (as hereinafter defined). Any Corporation Securities transferred to a member of a Stockholder's Immediate Family or another Stockholder or an Affiliate of a Stockholder shall remain subject to the terms of this Agreement, and the transferee (if other than Coast Capital) shall be bound to the same extent as the transferor, and the Corporation shall, upon the request of Coast Capital, as a condition of transfer, require the transferee to sign a counterpart of this agreement or other document agreeing to be so bound. For purposes of this Agreement: the term "Corporation Securities" shall mean any shares of capital stock of the Corporation, or any security convertible into any such shares of capital stock or any warrant, option or other right exchangeable or exercisable for such shares of capital stock whether owned or held by a Stockholder as of the date hereof or at any time hereafter (regardless of whether such security is convertible, exchangeable or exercisable at the time of the proposed sale or other transfer); and "Immediate Family" means spouse, issue, spouses of issue and any trust for the principal benefit of any of the foregoing. A person who is a member of the Immediate Family as a spouse of a member ceases to be a member of the Immediate Family immediately upon the effective date of a divorce from such member. Each of HMP and DSL shall cause his spouse to execute, simultaneous with his execution of this Agreement, a Consent of Spouse, in the form of Exhibit A annexed hereto.

         Any attempt to transfer an interest in Corporation Securities owned by a Stockholder, other than Coast Capital, in violation of this Agreement shall be ineffective and the Corporation shall refuse to register such Corporation Securities in the name of the transferee.

         (b) A Stockholder, other than Coast Capital, who desires to transfer any Corporation Securities to any prospective purchaser (other than pursuant to an open market transaction subject to Section 2(c), or to the Corporation, a member of his Immediate Family (in the case of HMP or DSL) or another Stockholder) shall give Coast Capital a notice of any offer by such prospective purchaser ( a "Third Party Offer Notice"). The offer by the prospective purchaser must be in writing and must be enforceable against the prospective purchaser. The notice must have attached to it a copy of the offer by the prospective purchaser that states the name and address of the prospective purchaser, the number and class and series of Corporation Securities to be purchased, the price per share, and other terms of the offer (the "Third Party Offer"). If part or all of the consideration for


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the Corporation Securities, included in the Third Party Offer consists of property other than cash, the Third Party Offer shall state the cash value of such property. If Coast Capital gives notice of a dispute as to the stated cash value within 7 days of delivery of the Third Party Offer Notice, the dispute shall be determined by a mutually agreeable third party. The Third Party Offer Notice shall constitute an offer by the offering Stockholder to sell the Corporation Securities to Coast Capital at the price, including the cash value of any non-cash consideration, and on the terms specified in the Third Party Offer. Within 10 days after Coast Capital receives the Third Party Offer Notice, unless Coast Capital shall give notice of a dispute as to the value of any non-cash consideration within such 7 day period, Coast Capital will decide whether it will purchase some or all of the offered Corporation Securities, and in the event it elects to purchase Corporation Securities, shall deliver to the offering Stockholder, within said 10 day period, a written notice specifying the amount of Corporation Securities that it is electing to purchase. If Coast Capital gives notice of a dispute of the value of any non-cash consideration, such 10 day time period will not begin until the dispute is finally resolved. If Coast Capital does not accept the Third Party Offer for all of the offered Corporation Securities, the offering Stockholder may sell all, but not less than all, the offered Corporation Securities not purchased by Coast Capital pursuant to the terms of the Third Party Offer during a period of 90 days after the end of the period provided for acceptance of the Third Party Offer by Coast Capital. Except as otherwise provided in Section 2(a) with respect to Immediate Family Members, other Stockholders and Stockholder Affiliates, any Corporation Securities so transferred to a third party shall be free of the restrictions contained in this Agreement. If the offering Stockholder does not sell the offered Corporation Securities to the proposed purchaser pursuant to the terms of the Third Party Offer within said 90 day period, then the offering Stockholder shall continue to hold the offered Corporation Securities subject to all of the terms and conditions of this Agreement.

         (c) Notwithstanding the foregoing provisions of Section 2(b) or anything else to the contrary contained herein, if a Stockholder, other than Coast Capital, desires to sell Corporation Securities in open market transactions rather than in a private sale or sales, then, such Stockholder need not comply with Section 2(b) so long as he has complied with this Section 2(c). Prior to effectuating any open market sales of Corporation Securities, a Stockholder (other than Coast Capital) must deliver written notice (an "Open Market Offer Notice") to Coast Capital specifying the number of shares or other amount of Corporation Securities (the "Offered Securities") that he desires to sell in open market transactions. Such Open Market Offer Notice shall constitute an offer (an "Open Market Offer") by such Stockholder to sell to Coast Capital up to all of the Offered Securities. The price at which such securities shall be deemed offered for sale shall be equal to the closing sales price, regular way, of the Offered Securities on the trading day immediately preceding the date the Open Market Offer Notice is delivered to Coast Capital, or in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Offered Securities are admitted to trading or listed, or if not listed or admitted to trading on such an exchange, the average of the closing bid and asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information. Coast Capital may elect to purchase all or a portion of the Offered Securities by delivering a written notice (an "Acceptance Notice") to the offering Stockholder within five business


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days of Coast Capital's receipt of the Open Market Offer Notice, which
Acceptance Notice shall specify the number or other amount of Offered Securities that Coast Capital is electing to acquire. If Coast Capital does not accept the Open Market Offer for all of the Offered Securities, the offering Stockholder may sell, in open market transactions, up to the remaining amount of Offered Securities not purchased by Coast Capital during a period of 90 days after the end of the period provided for acceptance of the Open Market Offer by Coast Capital. Except as otherwise provided in Section 2(a) with respect to Immediate Family Members, other Stockholders and Stockholder Affiliates, any amount of Corporation Securities so sold shall be free of the terms and restrictions of this Agreement. Any amount of Corporation Securities that are not sold in open market transactions, within such 90 day period, shall continue to remain subject to the terms of this Agreement. For purposes of this Agreement, in order to be deemed an open market transaction, the sale by the offering Stockholder must be effectuated in a "brokers' transaction" as described in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), and the offering Stockholder shall deliver to Coast Capital such documentation as it shall reasonably request in order to ascertain the offering Stockholder's compliance therewith.

         (d) If Coast Capital accepts an offer to purchase Corporation Securities pursuant to Section 2(b) or (c), then the sale and purchase of the shares, or other amount of Corporation Securities to be purchased and sold pursuant thereto, shall be consummated as promptly as practicable following Coast Capital's acceptance, at such time and place as the selling Stockholder and Coast Capital shall deem mutually convenient. At the closing, the selling Stockholder shall deliver to Coast Capital a certificate or certificates representing the shares or other amount of Corporation Securities to be sold to it, duly endorsed for transfer to Coast Capital and with all necessary stock transfer tax stamps affixed thereto, and Coast Capital shall pay to the selling Stockholder the purchase price for the shares, or other amount of Corporation Securities sold to it, by delivering to the selling Stockholder a certified or official bank check payable to the seller or by wire transfer of immediately available funds to an account designated in writing by the seller for such purpose prior to the closing.

         (e) Each of HMP and DSL (and members of their Immediate Family who may succeed to the ownership of their Corporation Securities) agree to maintain in effect at all times a will providing for transfer of the Corporation Securities only in accordance with the terms of this Agreement and directing his executor or other administrator of his personal property to execute all documents and to take all other appropriate action to effectuate the purposes of this Agreement.

         3. Legend. Each of the Stockholders, other than Coast Capital, agree that his Corporation Securities shall have inscribed thereon the following legend:

                  'OWNERSHIP AND TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND SUCH SECURITIES MAY BE HELD, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED ONLY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF APRIL 25, 2001, AMONG THE CORPORATION AND CERTAIN OF ITS STOCKHOLDERS, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION.'"


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         4. Assignment of Coast Capital's Rights. The rights and benefits of this Agreement enjoyed by Coast Capital may be assigned by Coast Capital in connection with the transfer of some or all of its Corporation Securities.. Nothing in this Agreement shall be construed as restricting the ability of Coast Capital to transfer its Corporation Securities.

         5.  Representations and Warranties of HMP, DSL and Helm.

         (a)  HMP represents and warrants as follows:

                  (i) Schedule A annexed hereto accurately and completely sets forth all of the Corporation Securities owned by him and his "Affiliates " (as hereinafter defined) . As of the date hereof, except as otherwise noted on Schedule A, each of the respective owners of such securities, as set forth on Schedule A, has good and valid title to such securities, free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, charges, encumbrances and restrictions of every kind and nature. For purposes of this agreement, an "Affiliate" of a Person shall mean any Person who directly or indirectly through one or more intermediaries, controls, is under common control with or is controlled by, the applicable Person; "Person" shall mean an individual or a corporation, association, limited liability company, joint venture, partnership, trust or other private or governmental entity. and

                  (ii) This Agreement is valid and binding upon him in accordance with its terms and neither the execution and delivery of this Agreement nor the performance of the obligations contemplated hereby will constitute any violation or breach of any provision of any contract or other instrument to which he is a party or by which any of his assets may be affected or secured, or any order, writ, injunction, decree, statute, rule or regulation, or will result in the creation of any lien, charge or encumbrance on any of his assets.

         (b)  DSL represents and warrants as follows:

                  (i) Schedule B annexed hereto accurately and completely sets forth all of the Corporation Securities owned by him and his Affiliates. As of the date hereof, except as otherwise noted on Schedule B, each of the respective owners of such securities, as set forth on Schedule B, has good and valid title to such securities, free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, charges, encumbrances and restrictions of every kind and nature; and

                  (ii) This Agreement is valid and binding upon him in accordance with its terms and neither the execution and delivery of this Agreement nor the performance of the obligation contemplated hereby will constitute any violation or breach of any provision of any contract or other instrument to which he is a party or by which any of his assets may be affected or secured, or any order, writ, injunction, decree, statute, rule or regulation, or will result in the creation of any lien, charge or encumbrance on any of his assets.


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         (c) HMP, DSL and Helm, jointly and severally, represent and warrant as follows:

                  (i) Schedule C annexed hereto accurately and completely sets forth all of the Corporation Securities owned by Helm and its Affiliates. As of the date hereof, except as otherwise expressly noted on Schedule C, each of the respective owners of such securities, as set forth on Schedule C, has good and valid title to such securities, free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, charges, encumbrances and restrictions of every kind and nature;

                  (ii) Each of Helm Capital and Helm Ventures is duly organized, validly existing and in good standing under the laws of the state of its incorporation.

                  (iii) The Board of Directors of each of Helm Capital and Helm Ventures has authorized the execution and delivery of this Agreement by such corporation and the consummation by such corporation of the transactions contemplated hereby; and no action by either of such corporation's stockholders is required in connection therewith. Each such corporation has the power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to take all other actions required to be taken by it pursuant to the provisions hereof. The person executing this Agreement on behalf of each such corporation is fully authorized to do so. This Agreement is valid and binding upon each of Helm Capital and Helm Ventures in accordance with its terms. Neither the execution and delivery of this Agreement nor the performance of the obligations contemplated hereby by Helm Capital or Helm Ventures will constitute any violation or breach of the Certificate of Incorporation or the By-laws of either such corporation or any provision of any contract or other instrument to which either such corporation is a party or by which any of its assets may be affected or secured, or any order, writ, injunction, decree, statute, rule or regulation, or will result in the creation of any lien, charge or encumbrance on either such corporation's assets.

         6. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the parties agree that each of them will be entitled to specific performance of the obligations of the other parties contained in this Agreement. Each of the parties agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations contained in this Agreement and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         7.  Miscellaneous.

         (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to contracts made and to be performed wholly within said state without giving effect to conflict of laws principles.

         (b) Whenever it is provided herein that any notice or other communication shall or may be given to any of the parties by any other parties, or whenever any of the parties desires to give any other parties any communication with respect to this Agreement, each such notice or other



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communication shall be in writing and shall be deemed to have been validly given or delivered (i) upon the earlier of actual receipt and three business days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 7(b)), (iii) one business day after deposit with a reputable overnight courier with all charges prepaid, (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the applicable address or facsimile number set forth below or to such other address (or facsimile number) as may be substituted by notice given as herein provided.

                  (i)      if to Coast Capital, addressed to Coast Capital at:

                           1011 Highway 71
                           Spring Lake, New Jersey 07762
                           Attention: Walter M. Craig, Jr., President
                           Fax No: 732-282-1811

                  (ii)     if to Helm, addressed to Helm Capital at:

                           537 Steamboat Road
                           Greenwich, CT 06830
                           Attention: Chief Executive Officer
                           Fax No: 203-629-1961

                  (iii)    if to HMP, addressed to him at:

                           c/o Helm Capital Group, Inc.
                           537 Steamboat Road
                           Greenwich, CT 06830
                           Fax No: 203-629-1961

                  (iv)     if to DSL, addressed to him at:

                           3 Ramapo Trail
                           Harrison, NY 10528
                           Fax No: 914-835-3121

         (c) This Agreement, together with the Schedules hereto, contains the entire agreement and understanding of the parties with respect to the subject matters hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and such Schedules.


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         (d) No waiver or modification of this Agreement shall be valid unless in writing signed by the party sought to be charged therewith and then only to the extent set forth therein.

         (e) This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and assigns and shall apply to any Corporation Securities which may hereafter be acquired by any of the parties hereto.

         (f) In case one or more provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         (g) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same agreement.

         (h) The headings in this Agreement are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

         (i) When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural and vice versa and masculine words shall include the feminine and the neuter genders and vice versa.

         (j) The parties agree to cause a copy of this Agreement to be kept on file at the offices of the Corporation.

         (k) This Agreement shall remain in full force and effect until all the Corporation Securities are owned by a single Stockholder, unless terminated prior thereto by the agreement of all the Stockholders and the Corporation; provided, however, that in any event this Agreement shall terminate on March 31, 2006.

         (l) Each party agrees to execute such agreements, instruments and documents, and to take such actions (including, without limitation, surrendering to the Corporation the certificates representing the Corporation Securities currently owned or held by him, or owned or held by him hereafter, for the purpose of the inscribing thereon the legend set forth in Section 3), as shall be reasonably requested by another party in order to effectuate the intent and purposes of this Agreement.



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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   COAST CAPITAL PARTNERS LLC.

                                   By: _____________________________________
                                   Name:
                                   Title:

                                   HELM CAPITAL GROUP, INC.

                                   By: _____________________________________
                                   Name:
                                   Title:

                                   HELM VENTURES, INC.

                                   By:______________________________________
                                   Name:
                                   Title:

                                   _________________________________________
                                   Herbert M. Pearlman, individually

                                   _________________________________________
                                   David S. Lawi, individually


                                   INTERSYSTEMS, INC.

                                   By:________________________________________
                                   Name:
                                   Title:









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                                    EXHIBIT A

                                CONSENT OF SPOUSE

         I, ___________________________________, spouse of ______________
acknowledge that I have read the Stockholders Agreement, dated as of April __, 2001, by and among, Herbert M. Pearlman, David S. Lawi, Helm Capital Group, Inc., Helm Ventures, Inc. and Coast Capital Partners, LLC. ("Coast Capital"), as the same may be amended, modified or restated hereafter (the "Agreement"), to which this Consent is attached as Exhibit A and that I know its contents. I am aware that by its provisions that Coast Capital has the option to purchase all of the shares of capital stock, and other securities convertible or exercisable into shares of capital stock, of the Company (such shares of capital stock and other securities being referred to as "Corporation Securities") of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation.

         I hereby agree that my interest, if any, in the Corporation Securities subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such Corporation Securities shall be similarly bound by the Agreement.

         I agree to the sale and purchase under the terms and conditions described in the Agreement and I hereby consent to the sale of the Corporation Securities by my spouse or his legal representative in accordance with the provisions of the Agreement.

         I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

         Dated as of the    day of ______________, 2001.



                                              ----------------------------------
                                              (Signature)



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